Exhibit 99.2

CONTACTS:
Tim Perrott	Danny Jovic
Investor Relations	Media Relations
561-438-4629	561-438-1594
Timothy.Perrott@officedepot.com	Danny.Jovic@officedepot.com

OFFICE DEPOT DECLARES QUARTERLY CASH DIVIDEND

OF $0.025 PER SHARE

Boca Raton, Fla., May 8, 2019 -- Office Depot, Inc. (NASDAQ:ODP), a leading B2B integrated distribution company providing business services and supplies, products and technology solutions, today announced that its Board of Directors declared a dividend of $0.025 per share ($0.10 per share on an annualized basis) on the common stock of the Company. The dividend is payable on June 14, 2019, to shareholders of record at the close of business on May 24, 2019.

About Office Depot, Inc.

Office Depot, Inc. (NASDAQ:ODP) is a leading B2B integrated distribution company providing business services and supplies, products and technology solutions through its fully integrated omni-channel platform of approximately 1,350 stores, online presence, and dedicated sales professionals and technicians to small, medium and enterprise businesses. Through its banner brands Office Depot®, OfficeMax®, CompuCom® and Grand&Toy®, the company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.officedepot.com and follow @officedepot on Facebook, Twitter and Instagram.

Office Depot is a trademark of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. CompuCom is a trademark of CompuCom Systems, Inc. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2019 Office Depot, Inc. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, or state other information relating to, among other things, Office Depot, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, highly competitive office products market and failure to differentiate Office Depot from other office supply resellers or respond to decline in general office supplies sales or to shifting consumer demands; competitive pressures on Office Depot’s sales and pricing; the risk that Office Depot may not be able to realize the anticipated benefits of acquisitions due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and the unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance; the risk that Office Depot is unable to transform the business into a service-driven company or that such a strategy will result in the benefits anticipated; failure to execute effective advertising efforts; the risk that Office Depot is unable to successfully maintain a relevant omni-channel experience for its customers; failure to attract and retain key personnel, including qualified employees in stores, service centers, distribution centers, field and corporate offices and executive management; disruptions in Office Depot computer systems; breach of Office Depot information technology systems affecting reputation, business partner and customer relationships and operations and resulting in high costs; loss of business with government entities, purchasing consortiums, and sole- or limited- source distribution arrangements; product safety and quality concerns of manufacturers’ branded products and services and Office Depot private branded products; increases in fuel and other commodity prices; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; unanticipated downturns in business relationships with customers or terms with the suppliers, third-party vendors and business partners; disruption of global sourcing activities, evolving foreign trade policy (including new tariffs on certain foreign made goods); a downgrade in Office Depot credit ratings or a general disruption in the credit markets; covenants in the credit facility and term loan; incurrence of significant impairment charges; fluctuation in quarterly operating results due to seasonality of Office Depot business; changes in tax laws in jurisdictions where Office Depot operates; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; the inability to realize expected benefits from the disposition of the international operations; fluctuations in currency exchange rates; changes in the regulatory environment, legal compliance risks and violations of the U.S. Foreign Corrupt Practices Act; increases in wage and benefit costs and changes in labor regulations; catastrophic events, including the impact of weather events on Office Depot’s business; failure to effectively manage Office Depot real estate portfolio; volatility in Office Depot common stock price, and  unanticipated changes in the markets for Office Depot’s business segments. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. Office Depot does not assume any obligation to update or revise any forward-looking statements.